UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2026
CIRCLE8 GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)
(201) 899-4470
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)
Securities registered or to be registered as pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $0.00001 par value per share	CIRC	The Nasdaq Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Employers Personnel, LLC default issued to Lyneer Staffing Solutions, LLC.

Circle8 Group Inc.’s Lyneer subsidiary, Lyneer Staffing Solutions, LLC (“Lyneer”) received notice of default from its professional employer organization, Employers Personnel, LLC. (“PEO”), of default under its service agreement with Lyneer. The notice alleged that Lyneer was in default of its payment obligations under the service agreement and reserved the PEO’s rights under the agreement. Lyneer is in discussions with the PEO to address the alleged default and is working with the PEO to achieve a mutually agreeable resolution.

SPP Credit Advisors, LLC. Default Notice

By letter dated October 14, 2026, SPP Credit Advisors, LLC. (“SPP”) notified Circle8 Group Inc. (the “Company”) and the Lyneer Subsidiaries that certain events of default have occurred under the Amended and Restated Loan Agreement dated as of April 29, 2025 (the "Financing Agreement"), by and among the Lyneer subsidiaries, IDC Technologies, Inc., SPP and the administrative agent for SPP (“Agent”). Simultaneously, SPP provided notice to the Company of default under the Bridge Loan Agreement, dated June 18, 2024, between SPP, the Company and the lender parties thereto. SPP asserted certain cross Events of Default (as defined) related to the default notice received from the PEO reported above. In its notice to the companies, SPP confirmed that the Agent and SPP have not waived the specified Events of Default, and that the Agent and SPP reserve all of their rights and remedies under the Financing Agreement, the Loan Documents (as defined in the Financing Agreement) and the Bridge Loan documents, and any applicable law with respect to the specified Events of Default. The Company is reviewing these matters and the veracity of the purported defaults particularly in view of the Settlement Agreement dated August 7, 2026. The Company is in discussions with SPP and SPP has taken no further action at this time.

North Mill Capital LLC d/b/a SLR Business Credit Disposition of Assets

On October 15, 2026, the Company’s Lyneer subsidiaries received notice that North Mill Capital LLC d/b/a SLR Business Credit (“SLR”), as senior secured lender for Lyneer Staffing Solutions, LLC., intends to conduct a sale of substantially all assets owned by Lyneer Staffing Solutions, LLC under Article 9 of the Uniform Commercial Code in one or more private sales on or after October 27, 2026. The Company disputes the validity of this notice and has responded appropriately.

Item    9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2026	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
President
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